Exhibit 10.1

EXECUTION COPY

STRATEGIC INVESTORS’ AGREEMENT

dated as of November 29, 2006

by and among

AsiaInfo Holdings, Inc.,

CITIC Capital MB Investment Limited

and

PacificInfo Limited

TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

- ii -

This STRATEGIC INVESTORS’ AGREEMENT (this “Agreement”) dated as of November 29, 2006, is made and entered into by and among AsiaInfo Holdings, Inc., a Delaware corporation (the “Issuer”; CITIC Capital MB Investment Limited, an exempted company organized and existing under the laws of the Cayman Islands with registered address at P.O. Box 2804, 4th Floor, Scotia Center, George Town, Grand Cayman, Cayman Islands (“CITIC”); and PacificInfo Limited, an international company organized and existing under the laws of the British Virgin Islands (“PacificInfo”). CITIC and PacificInfo are each sometimes referred to herein individually as a “Holder” and collectively as the “Holders”.

WHEREAS, Warburg, Pincus Ventures L.P. and Warburg, Pincus Ventures International L.P. (collectively, “Warburg”) together hold 8,050,210 shares (the “Purchased Shares”) of the Issuer’s common stock, par value US$0.01 per share (the “Common Stock”); and

WHEREAS, (i) CITIC has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to purchase all of the Purchased Shares from Warburg; (ii) CITIC has retained an aggregate of 4,025,105 of such Purchased Shares (as adjusted for share splits, share dividends and the like, the “CITIC Shares”) and entered into assignment agreements with PacificInfo pursuant to which CITIC assigned to PacificInfo its rights, interests and obligations under the Stock Purchase Agreement with respect to an aggregate of 4,025,105 of such Purchased Shares; and (iii) PacificInfo has retained an aggregate of 2,235,632 of such Purchased Shares assigned from CITIC (as adjusted for share splits, share dividends and the like, the “PacificInfo Shares” and, together with the CITIC Shares, the “Strategic Shares”) and entered into assignment agreements with certain other parties pursuant to which PacificInfo assigned to such other parties its rights, interests and obligations with respect to the remaining 1,789,473 of such Purchased Shares (as adjusted for share splits, share dividends and the like, the “Non-Holder Shares”).

WHEREAS, in connection with the above-mentioned transactions, the Issuer and the Holders wish to establish certain terms and conditions applicable to the Holders’ ownership of the Strategic Shares and to other matters affecting the relationship among the Issuer and the Holders;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

Section 1. Definitions; Interpretation; Effective Date

1.1 Definitions

The following terms, as used herein, shall have the following meanings:

“Affiliate” shall mean with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including without limitation any general partner, officer or director of such Person and any investment fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Board” shall mean the Board of Directors of the Issuer.

“Board of Arbitration” has the meaning set forth in Section 9.6 of this Agreement.

“CITIC” has the meaning set forth in the first paragraph of this Agreement.

“CITIC Shares” has the meaning set forth in the recitals to this Agreement.

“Closing” shall mean the closing of the purchase by the Holders of the Strategic Shares from Warburg.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Demand Registration” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Group” shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“HKIAC” has the meaning set forth in Section 9.6 of this Agreement.

“Holder(s)” has the meaning set forth in the first paragraph of this Agreement.

“Holder Expenses” has the meaning set forth in Section 2.6 of this Agreement.

“Issuer” has the meaning set forth in the first paragraph of this Agreement.

“Indemnified Party” has the meaning set forth in Section 3.3 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 3.3 of this Agreement.

“Non-Holder Shares” has the meaning set forth in the recitals to this Agreement; provided, however, that such number shall be decreased by 842,105 shares (as adjusted for share splits, share dividends and the like) in the event that PacificInfo does not complete its proposed assignment of such shares to a third party by March 31, 2007.

“Notice of Demand Registration” has the meaning set forth in Section 2.1(a) of this Agreement.

“Notice of Piggyback Registration” has the meaning set forth in Section 2.2(a) of this Agreement.

“Offer Notice” has the meaning set forth in Section 7.2 of this Agreement.

“Offer Period” has the meaning set forth in Section 7.3 of this Agreement.

“One Year Lock-Up Period” has the meaning set forth in Section 6.1 of this Agreement.

“One Year Lock-Up Shares” means (i) with respect to PacificInfo, 50% of the PacificInfo Shares, and (ii) with respect to CITIC, 50% of the CITIC Shares.

“Other Registration Rights Holder(s)” has the meaning set forth in Section 2.1(a) of this Agreement.

“PacificInfo” has the meaning set forth in the first paragraph of this Agreement.

“PacificInfo Shares” has the meaning set forth in the recitals to this Agreement; provided, however, that such number shall be increased by 842,105 shares (as adjusted for share splits, share dividends and the like) in the event that PacificInfo does not complete its proposed assignment of such shares to a third party by March 31, 2007.

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or governmental authority.

“Piggyback Registration” has the meaning set forth in Section 2.2(a) of this Agreement.

“Private Sale” means any transfer of Strategic Shares other than a sale of such Strategic Shares to an unidentified purchaser on the principal securities exchange on which the Common Stock is traded.

“Purchase Right” has the meaning set forth in Section 7.3 of this Agreement.

“Purchased Shares” has the meaning set forth in the recitals to this Agreement.

“Registration Expenses” has the meaning set forth in Section 2.6 of this Agreement.

“Registration Rights” has the meaning set forth in Section 2 of this Agreement.

“Registrable Securities” means the Strategic Shares; provided, however, that the Strategic Shares shall cease to be Registrable Securities when (i) registration statement(s) with respect to the sale of the Strategic Shares shall have become effective under the Securities Act and that Strategic Shares shall have been disposed of in accordance with such registration statement(s), or (ii) the Strategic Shares then outstanding are sold or become eligible for sale pursuant to Rule 144(k) in a single sale in the opinion of counsel for the Issuer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

“Registration Statement” has the meaning set forth in Section 2.1(c) of this Agreement.

“Rule 144” means Rule 144 under the Securities Act, and “Rule 144(k)” refers to that subsection of Rule 144.

“Rules” has the meaning set forth in Section 9.6 of this Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Holder” has the meaning set forth in Section 7.1 of this Agreement.

“Significant Event” shall mean any of the following: (i) the acquisition by any Person or Group of beneficial ownership of Voting Stock representing 25% or more of the then outstanding Voting Stock; (ii) the announcement or commencement by any Person or Group of a tender or exchange offer to acquire Voting Stock which, if successful, would result in such Person or Group owning, when combined with any other Voting Stock owned by such Person or Group, 25% or more of the then outstanding Voting Stock; (iii) the Issuer’s entering into any merger, sale or other business combination transaction pursuant to which the outstanding Common Stock would be converted into cash or securities of another Person or Group or 50% or more of the then outstanding shares of Common Stock would be owned by Persons other than current holders of shares of Common Stock, or which would result in all or a substantial portion of the Issuer’s assets being sold to any Person or Group.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Strategic Shares” has the meaning set forth in the recitals to this Agreement.

“Two Year Lock-Up Period” has the meaning set forth in Section 6.1 of this Agreement.

“Two Year Lock-Up Shares” means (i) with respect to PacificInfo, 50% of the PacificInfo Shares, and (ii) with respect to CITIC, 50% of the CITIC Shares.

“Voting Stock” means Common Stock, any securities convertible into or exchangeable for Common Stock, or any other right or option to acquire Common Stock.

1.2 Interpretation

As used in this Agreement, except to the extent that the context otherwise requires:

(a) the table of contents and the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(b) whenever the words “include”, “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(c) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(e) references to a Person are also to its permitted successors and assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

1.3 Effectiveness

Notwithstanding anything to the contrary herein, the rights and obligations of the parties set forth in Sections 2, 3, 4, 5, 6, 7 and 8 of this Agreement shall become effective immediately following the Closing. If for any reason the Closing does not occur on or before December 31, 2006 this Agreement shall automatically terminate without any liability to the parties hereto, except for any accrued liabilities for breach of this Agreement prior to such termination, and except that this Section 1.3 and Section 9 of this Agreement shall survive such termination.

Section 2. Registration Rights

The Holders shall be entitled to offer for sale from time to time pursuant to a demand or piggyback Registration Statement the Registrable Securities, subject to the terms and conditions set forth in this Section 2 (the “Registration Rights”).

2.1 Demand Registration

(a) Registration Requests. Subject to Section 2.5, upon the receipt of a written request signed by CITIC (a “Notice of Demand Registration”) at any time within the ninety (90) day period immediately preceding the expiration of the One Year Lock-Up Period, specifying the number of One Year Lock-Up Shares to be registered and the intended method of disposition thereof, the Issuer will, as promptly as practicable following the expiration of the One Year Lock-Up Period, effect the registration on Form S-3 under the Securities Act of the offer and sale of the Registrable Securities that the Issuer has been so requested to register by the Holders, such that the registration on Form S-3 with respect to such One Year Lock-Up Shares shall be effective immediately upon or as promptly as practicable following the expiration of the One Year Lock-Up Period. Subject to Section 2.5, upon receipt of a Notice of Demand Registration at any time within the ninety (90) day period immediately preceding the expiration of the Two Year Lock-Up Period, the Issuer will, as promptly as practicable following the expiration of the Two Year Lock-Up Period, effect the registration on Form S-3 under the Securities Act of the offer and sale of the Registrable Securities (which may include One Year Lock-Up Shares or Two Year Lock-Up Shares of any combination thereof) that the Issuer has been so requested to register by the Holders, such that the registration on Form S-3 with respect to such shares shall be effective immediately upon or as promptly as practicable following the expiration of the Two Year Lock-Up Period. The Registration Rights set forth in this Section 2.1(a) are referred to herein as “Demand Registrations”. Notwithstanding anything to the contrary herein, unless otherwise agreed by the Issuer, (i) no Demand Registration may include more than 4,025,105 Strategic Shares (as adjusted for share splits, share dividends and the like) and (ii) in no event will the Issuer be obligated to effect (which shall mean that such registrations shall have been declared or ordered effective) more than two (2) Demand Registrations under this Agreement. The Issuer may include in any Demand Registration other securities for sale for (x) its own account or (y) for the account of any other Person (other than the Holders or their Affiliates) who is contractually entitled to demand or piggy-back registration pursuant to registration rights granted by the Issuer prior to or after the date hereof (each such Person an “Other Registration Rights Holder” and collectively, the “Other Registration Rights Holders”).

(b) Limitations on Demand Registration. Notwithstanding anything herein to the contrary, the Issuer shall not be required to honor a request for a Demand Registration if such request is received by the Issuer less than one hundred and eighty (180) days following the effective date of any previous registration statement filed by the Issuer (other than a Registration Statement on Form S-4 or S-8 or any successor or similar form that may be adopted by the Commission), regardless of whether the Holder exercised its rights under this Agreement with respect to such registration. For the avoidance of doubt, the Issuer shall not be required to honor a request for a Demand Registration if such request is received with respect to securities that are not Registrable Securities.

(c) Registration Statement Form. A Demand Registration hereunder shall be on a Form S-3 or a similar short form registration statement promulgated by the Commission, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in the Notice of Demand Registration for such registration (any registration statement of the Issuer that covers Registrable Securities pursuant to this Agreement and all amendments and supplements to such registration statement, including any post-effective amendments, is hereinafter referred to as a “Registration Statement”). With a view towards permitting the Holders to sell the Registrable Securities to the public pursuant to the Registration Statement on Form S-3 (or a similar short form registration statement), the Issuer shall use its reasonable best efforts to remain eligible to use Form S-3 or a similar short-form registration statement, including, without limitation, through the timely filing of all reports and other documents required to be filed under the Securities Act and the Exchange Act.

(d) Priority in Cutbacks. If a Demand Registration is to be effected by way of an underwritten public offering and the managing underwriter advises the Issuer and the Holders in writing that, in its reasonable opinion, the number of securities requested to be included in such registration (including securities of the Issuer that are not Registrable Securities) exceeds the number that can be reasonably sold in such offering, the Issuer shall include in any such registration to the extent of the amount of the securities that the managing underwriter advises the Issuer can be reasonably sold in such offering (i) first, securities requested to be included in such registration by the Holders pro rata on the basis of the number of securities requested to be included by such Persons, if all of such securities cannot be included, (ii) second, securities requested to be included in such registration by the Other Registration Rights Holders pro rata on the basis of the number of securities requested to be included by such Persons, if all of such securities cannot be included, and (iii) third, other securities of the Issuer proposed to be included in such registration, allocated among the holders thereof and the Issuer, if applicable, in accordance with the priorities then existing among the Issuer and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in the Demand Registration.

(e) Preemption of Demand Registration. Notwithstanding anything to the contrary contained herein, at any time within thirty (30) days after receiving a written request for a Demand Registration, the Issuer may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Issuer’s Board of Directors determines that such primary registration would be in the best interests of the Issuer or if the managing underwriter for a Demand Registration advises the Issuer in writing that in its reasonable opinion, in order to sell the Registrable Securities to be sold, the Issuer should include its own securities. If the Issuer so determines to effect a primary registration, the Issuer shall give prompt written notice to the Holders of its intention to effect such a registration and shall afford the Holders the rights contained in Section 2.2 with respect to Piggyback Registrations. In the event that the Issuer so elects to effect a primary registration after receiving a request for a Demand Registration, the requests for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration.

2.2 Piggyback Registrations

(a) Right to Include Registrable Securities. Notwithstanding any limitation contained in Section 2.1(b), and subject to Section 2.5, if the Issuer at any time after the expiration of the One Year Lock-Up Preiod proposes to file a Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor or similar form that may be adopted by the Commission) registering shares of its Common Stock, whether for sale for the account of the Issuer or for the account of any holder of securities of the Issuer (other than Registrable Securities) (a “Piggyback Registration”), it will each such time give written notice (a “Notice of Piggyback Registration”) at least twenty (20) days prior to the anticipated filing date to the Holders of its intention to do so and of the Holders’ rights under this Section 2.2, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any Holder made within twenty (20) days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Issuer will use its commercially reasonable best efforts to include in the Registration Statement relating to such Piggyback Registration all Registrable Securities which the Issuer has been so requested to register. Notwithstanding the foregoing, if at any time after giving a Notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to the Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of the Holders entitled to do so to request that such registration be effected as a Demand Registration under Section 2.1(a), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(b) Priority in Cutbacks. If a Piggyback Registration is to be effected by way of an underwritten public offering and the managing underwriter advises the Issuer and the Holders in writing that, in its reasonable opinion, the number of securities requested to be included in such registration (including securities of the Issuer that are not Registrable Securities) exceeds the number that can be reasonably sold in such offering, the Issuer shall include in such registration to the extent of the amount of the securities that the managing underwriter advises the Issuer can be reasonably sold in such offering:

(i) if such registration as initially proposed by the Issuer was solely a primary registration of its securities, (x) first, the securities proposed by the Issuer to be sold for its own account, (y) second, securities requested to be included in such registration by the Holders and the Other Registration Rights Holders pro rata on the basis of the number of securities requested to be included by such Persons, and (z) third, any other securities of the Issuer proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Issuer and such holders;

(ii) if such registration as initially proposed by the Issuer was in whole or in part requested by holders of securities of the Issuer, other than the Holders in their capacity as such pursuant to a Demand Registration, (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Issuer to be sold for its own account, allocated in accordance with the priorities then existing among the Issuer and such holders, (y) second, securities requested to be included in such registration by Persons contractually entitled to registration (including the Holders), pro rata on the basis of the number of securities requested to be included by such Persons, and (z) third, any other securities of the Issuer proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Issuer and the holders of such other securities;

and any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

2.3 Registration Procedures

(a) In the case of each registration, qualification or compliance effected by the Issuer pursuant to this Section 2, the Issuer will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. If the Holders have requested inclusion of Registrable Securities in a Registration Statement, the Holders agree to provide in a timely manner information regarding the proposed distribution by the Holders of the Registrable Securities and such other information reasonably requested by the Issuer in connection with the preparation of and for inclusion in the Registration Statement.

(b) If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, the Issuer will use its reasonable best efforts to prepare and file a registration statement with respect to such securities, cause such registration statement to become effective and to effect the sale of such Registrable Securities in accordance with the intended methods of disposition thereof specified by the Holders. Without limiting the foregoing, the Issuer in each such case shall, as expeditiously as possible use its reasonable best efforts to keep the Registration Statement effective (subject to Section 2.7 hereof) and free of material misstatements or omissions (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of:

(i) the first date on which the Holders have consummated the sale of all of their Registrable Securities registered under the Registration Statement;

(ii) one hundred twenty (120) days after such Registration Statement becomes effective; or

(iii) the date on which all of the Registrable Securities registered under the Registration Statement are eligible for sale pursuant to Rule 144(k) in a single sale in the opinion of counsel for the Issuer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

(c) The Issuer shall provide to the Holders a reasonable number of copies of the final Registration Statement and the related prospectus (including any preliminary prospectus) and any amendments or supplements thereto. The Issuer further agrees that it will use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

2.4 Offers and Sales

All offers and sales by the Holders under any Registration Statement referred to in Section 2.1 or 2.2, if any, shall be completed within the period during which such Registration Statement is required to remain effective pursuant to Section 2.3(b), and, upon expiration of such period, the Holders will not offer or sell any Registrable Securities under such Registration Statement. If directed by the Issuer, the Holders will return all undistributed copies of any prospectus in their possession upon the expiration of such period. The Holders shall promptly, but in any event no later than five (5) business days after a sale by it of Registrable Securities, notify the Issuer of any sale or other transfer by the Holders of Registrable Securities and include in such notice the number of Registrable securities sold or transferred by the Holders.

2.5 Suspension of Offering

If the Board determines in its good faith judgment that the filing of a Registration Statement under Section 2.1 or 2.2, hereof or the use of any prospectus would (i) materially impede, delay or interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Issuer or any of its subsidiaries, or (ii) require the disclosure of important information that the Issuer has a material business purpose for preserving as confidential or the disclosure of which would materially impede the Issuer’s ability to consummate a significant transaction, then, upon the Holders’ receipt of written certification from the Issuer’s Chief Executive Officer or Chief Financial Officer of such determination by the Board, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a Registration Statement or to require the Issuer to take action with respect to the registration or sale of any Registrable Securities pursuant to a Registration Statement (including any action contemplated by Section 2.3 hereof) shall be suspended for up to two periods in any twelve-month period, one of which shall not exceed one hundred twenty (120) days and, one of which shall not exceed ninety (90) days, in each case from the date of receipt of written request from the Holders requesting inclusion of Registrable Securities in a Registration Statement; provided, however, that the Issuer shall not exercise the above-mentioned 120-day and 90-day suspension rights for a period of one hundred fifty (150) days from the date of the expiration of each such 120-day or 90-day period, as the case may be, such that following the expiration of each such 120-day or 90-day suspension right, as the case may be, the Holders shall not be subject to the suspension rights set forth in this Section 2.5 for a period of one hundred fifty (150) days.

2.6 Expenses

Except as otherwise set forth in this Section 2.6, the Issuer shall pay all expenses (other than Holder Expenses) incident to the performance by it of its registration obligations under this Section 2, including without limitation (i) all stock exchange, Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of the Registration Statement and prospectus (including all expenses incurred in connection with the delivery to the Holder of such number of copies of any prospectus as the Holder may reasonably request), and (iii) fees and disbursements of counsel for the Issuer and of the independent public accountants of the Issuer (collectively the “Registration Expenses”). The Holders shall be responsible for the payment of all underwriting fees, brokerage and sales commissions, and share transfer taxes applicable to the securities to be registered by the Holders and all reasonable fees and disbursements of counsel of the Holders (collectively, the “Holder Expenses”). All Holder Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

2.7 Qualification

The Issuer agrees to use its reasonable best efforts to register or qualify the Registrable Securities by the time the Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as the Holders shall reasonably request in writing, to keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective, and to do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition in each such jurisdiction of the Registrable Securities owned by the Holders; provided, however, that the Issuer shall not be required to (x) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 2.7, (y) subject itself to taxation in any such jurisdiction solely as a result of such qualification, or (z) submit to the general service of process in any such jurisdiction.

2.8 Notices to Holders

During the period that the Issuer is required to keep the Registration Statement effective, the Issuer will promptly advise the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment thereto has been filed, and when the same has become effective, (ii) of any request by the Commission for any amendments to, or issuance by the Commission of any stop order with respect to the Registration Statement or any prospectus or amendment thereto, or (iii) that an amendment or supplement to the most recent prospectus or prospectus supplement, as the case may be, is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.9 Cooperation of Issuer in Registration of Securities

Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Issuer shall, as promptly as reasonably practicable (and, where appropriate, with reasonable advance notice to the Holders):

(a) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Issuer are then listed.

(b) Prior to filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to any legal counsel for the Holders, copies of all such documents in the form substantially as proposed to be filed with the Commission and shall in good faith consider incorporating in each such document such changes as such counsel to the Holders reasonably and in a timely manner may suggest.

(c) Make available for inspection by the Holders, any underwriter participating in such offering and the representatives of the Holders and any such underwriter, all financial and other information as shall be reasonably requested by them at the Issuer’s offices, during business hours and upon reasonable advance notice, and provide the Holders, any underwriter participating in such offering and the representatives of the Holders and underwriter the reasonable opportunity to discuss the business affairs of the Issuer with its principal executives and independent public accountants who have certified the audited financial statements to be included in such Registration Statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Issuer determines to be confidential and that the Issuer advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Issuer or the relevant Holder agrees to be responsible for such Person’s breach of confidentiality on terms reasonably satisfactory to the Issuer.

(d) If Registrable Securities are included in an underwritten public offering and the underwriter is reasonably acceptable to the Issuer, the Issuer shall (i) enter into an underwriting or similar agreement with the underwriter or underwriters and the Holders in such form as is customary for an underwritten public offering and (ii) furnish the Holders and such underwriter or underwriters with a “comfort letter” from the independent public accountants of the Issuer (to the extent consistent with applicable accounting standards) and legal opinions of counsel to the Issuer, each in such form as is customary for underwritten public offerings and covering matters of the type customarily covered by opinions or comfort letters, as the case may be. Delivery of such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are reasonably requested by such independent public accountants or legal counsel to the Issuer.

2.10	Transfer Agent and Registrar

The Issuer agrees to provide a transfer agent and registrar for all Registrable Securities registered pursuant to a Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration Statement.

2.11 Termination

The rights to cause the Issuer to register securities granted to a Holder under this Section 2 shall expire five (5) years following the date of this Agreement.

Section 3. Indemnification

3.1 Indemnification by the Issuer

The Issuer agrees to indemnify and hold harmless each Holder, its directors, officers, and each other Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which such Holder’s Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity provided pursuant to this Section 3.1 does not apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder, or any underwriter participating in the offering, expressly for use in such Registration Statement (or any amendment thereto) or the related prospectus (or any amendment or supplement thereto), or (ii) such Holder’s or such underwriter’s failure to deliver an amended or supplemental prospectus (provided such Holder or underwriter was notified in writing pursuant to Section 2.8, or otherwise, of the need for an amended or supplemental prospectus) if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

3.2 Indemnification by Holder

Each Holder agrees to indemnify and hold harmless the Issuer, and each of its directors and officers (including each director and officer of the Issuer who signed a Registration Statement), and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which such Holder’s Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity provided pursuant to this Section 3.2 shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the such Holder expressly for use in any Registration Statement (or any amendment thereto) or the related prospectus (or any amendment or supplement thereto), or (ii) such Holder’s failure to deliver an amended or supplemental prospectus (provided such Holder was notified in writing pursuant to Section 2.8, or otherwise, of the need for an amended or supplemental prospectus) if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred. Notwithstanding the provisions of this Section 3.2, no Holder shall be required to indemnify the Issuer, its officers, directors or control persons with respect to any amount in excess of the amount of the net proceeds (excluding underwriter’s commission and discounts) to such Holder from sales of such Holder’s Registrable Securities under such Registration Statement (after deducting the amounts already paid to the Issuer by such Holder or any Person, if any, who controls the Holder, pursuant to this Section 3.2).

3.3 Conduct of Indemnification Proceedings

In connection with any claim for indemnification under this Section 3, the Person seeking indemnification (the

“Indemnified Party”) shall give reasonably prompt notice to the Person from whom indemnification is sought (the “Indemnifying Party”), of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 3.1 or 3.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the Indemnified Party results in the forfeiture by the Indemnifying Party of substantial rights or defenses, and (ii) shall not, in any event, relieve the Indemnifying Party from any obligations to the Indemnified Party other than the indemnification obligation provided under Section 3.1 or 3.2 above. If the Indemnifying Party so elects within a reasonable time after receipt of such notice, the Indemnifying Party may assume the defense of such action or proceeding at such Indemnifying Party’s own expense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party will not settle any such action or proceeding without the written consent of the Indemnified Party unless, as a condition to such settlement, the Indemnifying Party secures the unconditional release of the Indemnified Party; and further provided, that if the Indemnified Party reasonably determines that a conflict of interest exists where it is advisable for the Indemnified Party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel at the Indemnifying Party’s expense. If the Indemnifying Party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the Indemnifying Party’s counsel shall be entitled to conduct the Indemnifying Party’s defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that both such counsel shall cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Party (i) is not so entitled to assume the defense of such action, (ii) does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, or (iii) fails to employ counsel that is reasonably satisfactory to the Indemnified Party, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party shall pay the reasonable fees and expenses of counsel for the Indemnified Party. In such event, however, the Indemnifying Party shall not be liable for any settlement effected without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If an Indemnifying Party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding.

3.4 Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 3 is for any reason held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, the Issuer and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Issuer and the Holders, (i) in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Holders on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of but also the relative benefits to the Issuer on the one hand and the Holders on the other hand, from the purchase and sale of the Registrable Securities, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, the total proceeds received by the Indemnifying Party and Indemnified Party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.4, no Holder shall be required to contribute any amount in excess of the amount of the net proceeds (excluding underwriter’s commission and discounts) to the Holder from sales of the Registrable Securities under the Registration Statement.

Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.4, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director of the Issuer, each officer of the Issuer who signed a Registration Statement and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Issuer.

3.5 Survival

The obligations of the Issuer and the Holders under this Section 3 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 2.

Section 4. Rule 144 Compliance

The Issuer covenants that it will file the reports required to be filed by the Issuer under the Securities Act and the Exchange Act so as to enable the Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act. In connection with any sale, transfer or other disposition by the Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Issuer shall cooperate with the Holders to facilitate the timely preparation and delivery of any applicable opinions and certificates representing Registrable Securities to be sold and not bearing any Securities Act legend.

Section 5. Standstill Restriction

5.1 Restrictions

The Holders agree that, from the date of the Closing and for a period of twenty-four (24) months thereafter, unless specifically invited in writing by the Issuer, no Holder (in respect of any Person other than any other Holder, which in the case of PacificInfo (for purposes of this Section 5.1 only) shall be deemed to include Mr. Edward Suning Tian, as sole shareholder of PacificInfo) will in any manner, directly or indirectly:

(a) effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in:

(i)	any acquisition of any securities (or beneficial ownership thereof) or assets of the Issuer or any of its subsidiaries, other than the 5,472,414 shares of Common Stock currently held of record by Lenovo IT Alliance Limited,

(ii)	any tender or exchange offer, merger, or other business combination involving the Issuer or any of its subsidiaries,

(iii)	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Issuer or any of its subsidiaries, or

(iv)	any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any Voting Stock;

(b) form, join or in any way participate in a Group with respect to the securities of the Issuer (other than a Group comprising only the Holders);

(c) make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving the Issuer or its securities or assets;

(d) take any action that might force the Issuer to make a public announcement regarding any of the types of matters set forth in (a) above; or

(e) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

The Holders also agree during such period not to request the Issuer (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 5 (including this sentence).

5.2 Suspension

The restrictions set forth in Section 5.1 shall be suspended upon the occurrence and during the continuation of any Significant Event. Upon the cessation of the Significant Event that lead to suspension of the restrictions in Section 5.1 pursuant to this Section 5.2, those restrictions shall be reinstated in accordance with their terms; provided, however, that notwithstanding any provision of Section 5.1 to the contrary, a Holder shall have no obligation to dispose of any Voting Stock that such Holder has acquired or agreed to acquire, or to reverse, rescind, violate or breach (i) any contractual obligation such Holder has undertaken, (ii) any other commitment such Holder has made, the reversal, rescission, violation or breach of which would have material adverse consequences to such Holder, or (iii) any legal or regulatory requirement imposed on such Holder, in each case during any suspension of Section 5.1 pursuant to this Section 5.2.

Section 6. Lock-Up and Transfer Restrictions

6.1 Lock-Ups

(a) One Year Lock-Up. Each Holder agrees, from the date of the Closing and for a period of twelve (12) months thereafter (the “One Year Lock-Up Period”), not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the One Year Lock-Up Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any One Year Lock-Up Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of One Year Lock-Up Shares or such other securities, in cash or otherwise, without the prior written consent of the Issuer.

(b) Two Year Lock-Up. Each Holder agrees, from the date of the Closing and for a period of twenty-four (24) months thereafter (the “Two Year Lock-Up Period”), not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of the Two Year Lock-Up Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Two Year Lock-Up Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Two Year Lock-Up Shares or such other securities, in cash or otherwise, without the prior written consent of the Issuer.

(c) Stop-Transfer Notations. The Holders agree that the Issuer may instruct its transfer agent (i) to place stop-transfer notations on its records regarding the One Year Lock-Up Shares to enforce this Section 6.1 until the end of the One Year Lock-Up Period, and (ii) to place stop-transfer notations in its records regarding the Two Year Lock-Up Shares to enforce this Section 6.1 until the end of the Two Year Lock-Up Period. In addition, the Holders agree that the certificates representing the Strategic Shares shall be issued with such legends as are appropriate to indicate the transfer restrictions set forth in this Section 6, and that the Strategic Shares shall be held by the Holders in separate certificates in order to designate certain of such shares as One Year Lock-Up Shares and certain of such shares as Two Year Lock-Up Shares. The Issuer agrees to cause such stop-transfer notations and legends to be removed upon expiration of the One Year Lock-Up Period and the Two Year Lock-Up Period, as the case may be.

6.2 Market Stand-Off

In addition to the restrictions set forth in Section 6.1 above, each Holder agrees, in connection with the registration pursuant to Section 2 of this Agreement of any of such Holder’s Registrable Securities in an underwritten public offering, upon request of the Issuer or the underwriters managing such underwritten offering of the Issuer’s securities, not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (excluding the Registrable Securities covered by such Registration Statement) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (excluding the Registrable Securities covered by such Registration Statement), whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Issuer or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of the Registration Statement relating to such underwritten public offering as the Issuer or the underwriters may specify; provided, however, that the foregoing lock-up provision shall only be applicable to such Holder if all executive officers and directors of the Issuer enter into similar agreements. The underwriters in connection with any underwritten offering are intended third party beneficiaries of this Section 6.2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holders agree that the Issuer may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 6.2 until the end of such period.

Section 7. Right of First Offer

7.1 Subject to the terms and conditions specified in this Section 7, in the event a Holder (a “Selling Holder”) proposes to offer or sell any Strategic Shares in a Private Sale, such Holder shall first offer such Strategic Shares to the Issuer in accordance with the following provisions of this Section 7. The Issuer shall be entitled to apportion or assign the right of first offer hereby granted it among itself and any other Person(s) in such proportions as it deems appropriate.

7.2 The Selling Holder shall deliver a notice, in accordance with the provisions of Section 9.4 hereof (the “Offer Notice”), to the Issuer certifying (i) its bona fide intention to offer such Strategic Shares in a Private Sale, (ii) the number of such Strategic Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Strategic Shares.

7.3 As soon as reasonably practicable but in no event later than twenty-five (25) days following the Issuer’s receipt of the Offer Notice (the “Offer Period”), the Issuer shall have the right, but not the obligation, to purchase all or any part of the Strategic Shares referred to in the Offer Notice on the terms set forth therein (the “Purchase Right”). The Issuer may exercise the Purchase Right by providing written notice of such exercise to the Selling Holder in accordance with the provisions of Section 9.4 hereof at any time during the Offer Period.

7.4 If all Strategic Shares referred to in the Offer Notice are not elected to be purchased as provided in Section 7.3, the

Selling Holder may, during the sixty (60) day period following the expiration of Offer Period, offer the remaining portion of such Strategic Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Selling Holder does not enter into an agreement for the sale of the Strategic Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the Purchase Right provided hereunder shall be deemed to be revived and such Strategic Shares shall not be offered unless first re-offered to the Issuer in accordance with this Section 7.

Section 8. Board Matters

8.1 Representation on Issuer’s Board. As soon as practicable following the Closing, the Issuer agrees to appoint to the Board a representative of CITIC reasonably acceptable to the Issuer and the Nominating and Corporate Governance Committee. The Issuer shall nominate and recommend to its stockholders the election of such nominee to the Board, or a replacement identified by CITIC that is reasonably acceptable to the Issuer and the Nominating and Corporate Governance Committee, at the Issuer’s next annual meeting, for no less than one complete three-year term.

8.2 Section 203(a) Exemption. The Issuer represents and warrants to the Holders that the Issuer’s Board of Directors has (i) duly authorized this Agreement and the transactions contemplated hereunder and (ii) exempted the transactions contemplated hereunder from Section 203(a) of Title 8 of the Delaware General Corporation Law. Accordingly, the Issuer acknowledges and agrees that the Holders’ acquisition of the Strategic Shares, and any future acquisition of Common Stock by the Holders, shall be exempted from Section 203(a) of Title 8 of the Delaware General Corporation Law.

Section 9. Miscellaneous

9.1 Integration; Amendment.

This Agreement constitutes the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the subject matter hereof. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Issuer and each of the Holders.

9.2 Waivers.

No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

9.3 Assignment.

Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding on the successors and permitted assigns of each of the parties. By no later than March 31, 2007, PacificInfo shall notify the Issuer and CITIC in writing, in accordance with the provisions of Section 9.4 below, with respect to the status of its proposed assignment of 842,105 shares to a third party.

9.4 Notices.

All notices, payments, demands or other communications given hereunder (a) shall be deemed to have been duly given and received (i) upon personal delivery, (ii) if by telecopy, upon receipt, (iii) in the case of notices sent within, and for delivery within, China, as of the date shown on the return receipt after mailing by registered or certified mail, return receipt requested, postage prepaid, or (iv) the second succeeding business day after deposit with DHL or other equivalent air courier delivery service, unless the notice is held or retained by the customs service, in which case the date shall be the fifth succeeding business day after such deposit and (b) must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this Section 9.4):

If to the Issuer, to:

AsiaInfo Holdings, Inc.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street

Haidian District

Beijing 100086 PRC

Facsimile: +8610 8216 6655

Attn:         Ivy Dong, Legal Counsel

with a copy to:

DLA Piper Beijing Representative Office

20th Floor, South Tower

Beijing Kerry Center

1 Guanghua Road, Chaoyang District

Beijing 100020, PRC

Facsimile: +8610 6561 5158

Attn:         Matt Adler

If to CITIC, to:

CITIC Capital MB Investment Limited

c/o CITIC Capital Partners Management Ltd.

28/F, CITIC Tower

1 Tim Mei Avenue

Central, Hong Kong

Facsimile: 852-2523-8312

Attn: Eric Chan

with copies to:

O’Melveny & Myers LLP

Meiji Yasuda Seimei Building, 11th Floor

2-1-1, Marunouchi

Chiyoda-ku, Tokyo 100-0005, Japan

Facsimile: 81-3-5293-2780

Attn: Gregory D. Puff

If to PacificInfo, to:

PacificInfo Limited

c/o Edward Tian

15/F Building A, Corporate Square

35 Financial Street, Xicheng District

Beijing 100032, PRC

Facsimile: + 86-10-8809-2193

9.5 Governing Law

THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.6 Arbitration.

Except as otherwise provided in this Agreement, any dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) under the rules of the HKIAC (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration, but subject to the amendments made to the Rules by the rest of this Section 9.6. For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators. The Issuer shall be entitled to appoint one member of the Board of Arbitration, the Holders shall be entitled to appoint one member, and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the HKIAC upon application made to it for such purpose. The place of arbitration shall be in Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 9.5 of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

(a) Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

(b) The reasonable costs and expenses of the arbitration, including fees of the arbitration, including the fees of the Board of Arbitration, shall be borne equally by each party to dispute or claim, and each party shall pay its own fees, disbursements and other charges of its counsel.

(c) Any award made by the Board of Arbitration shall be final and binding on each of the parties that were parties to the dispute. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right appeal the decisions of the Board of Arbitration so that there shall be no appeal to any court of law from the award of the Board of Arbitration, and a party shall not challenge or resist the enforcement action taken by another party in whose favor an award of the Board of Arbitration was given.

(d) Notwithstanding this Section 9.6 or any other provision to the contrary in this Agreement, no party shall be obliged to follow the foregoing arbitration procedures where that party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against another party, provided there is no unreasonable delay in the prosecution of that application.

(e) This Agreement and the rights and obligation of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

9.7 Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.8 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.9 Waiver of Immunity.

To the extent that the Issuer or any Holder may be entitled, in any jurisdiction, to claim for itself or its revenues, assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), the Issuer and the Holders hereby irrevocably waive such immunity.

9.10 No Third Party Beneficiary.

Except as provided in Section 6.2, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

9.11 Confidentiality.

(a) Each Holder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Issuer, any confidential information obtained from the Issuer pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than a result of a breach of this Section 9.11(a)), (ii) is or has been independently developed or conceived by such Holder without the use of the Issuer’s confidential information or (iii) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Issuer; provided, however, that a Holder may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment to the issuer, (b) to any prospective investor of any Strategic Shares from such Holder as long as such prospective investor agrees to be bound by the provisions of this Section 9.11(a), or (c) as may otherwise be required by law, provided that such Holder takes all reasonable steps to minimize the extent of any such required disclosure and provides the Issuer with a reasonable opportunity to comment on an advance draft of such disclosure, and provided that such Holder ensures that all such persons named above to whom such Holder discloses confidential information are bound by the same provisions of this Section 9.11(a).

(b) The Issuer agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than for the discharge of its obligations under this Agreement, any confidential information obtained from a Holder pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 9.11(b)), (ii) is or has been independently developed or conceived by the Issuer without use of any such Holder’s confidential information or (iii) is or has been made known or disclosed to the issuer by a third party without a breach of any obligation of confidentiality such third party may have to such Holder; provided, however, that the Issuer may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the Issuer's discharge of its obligations under this Agreement, or (b) as may otherwise be required by law, provided that the Issuer takes reasonable steps to minimize the extent of any such required disclosure and provides the Holders with a reasonable opportunity to comment on an advance draft of such disclosure.

9.12 Press Releases.

No press release or other announcement regarding the Holders' acquisition of the Strategic Shares shall be made by any party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public unless the party making such announcement has given prior notice of such announcement to the other parties hereto and has afforded such other parties a reasonable opportunity to comment on the content of such announcement.

9.13 Non-Holder Shares.

For the avoidance of doubt, the rights and obligations under this Agreement shall not apply to the Non-Holder Shares.

9.14 No Presumption.

The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

ISSUER:

ASIAINFO HOLDINGS, INC.

By:	/s/ Steve Zhang
Name:	Steve Zhang
Title:	President & Chief Executive Officer

HOLDERS:

CITIC CAPITAL MB INVESTMENT LIMITED

By:	/s/ Eric Chan
Name:	Eric Chan
Title:	Director

PACIFICINFO LIMITED

By:	/s/ Edward Suning Tian
Name:	Edward Suning Tian
Title:	Director

[SIGNATURE PAGE TO STRATEGIC INVESTORS’ AGREEMENT]